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                                                                     Exhibit 5.1



                 [LETTERHEAD OF WACHTELL, LIPTON, ROSEN & KATZ]



                                October 17, 1997


Nebco Evans Holding Company
545 Steamboat Road
Greenwich, Connecticut 06830


Ladies and Gentlemen:

        We have acted as special counsel to Nebco Evans Holding Company, a Delaware corporation (the "Company"), in connection with the preparation of the Company's Registration Statement on Form S-4, registration number 333-33223 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"), first filed with the Securities and Exchange Commission on August 8, 1997, as amended on October 17, 1997, relating to an offer to exchange (the "Exchange Offer") the Company's 12 3/8% New Senior Discount Notes due 2007 (the "New Notes") for an equal principal amount of the Company's outstanding 12 3/8% Senior Discount Notes due 2007 (the "Notes").

        The Notes were issued, and the New Notes will be issued, under an Indenture (the "Indenture") dated as of July 11, 1997, among the Company, and State Street Bank and Trust Company, as Trustee (the "Trustee").

        In connection with this opinion, we have examined the Registration Statement, the Indenture, (included as Exhibit 4.1 to the Registration Statement), the form of the New Notes (included as Exhibit 4.2 to the Registration Statement), and originals or copies certified or otherwise identified to our satisfaction of such other documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of the opinion set forth herein.

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Nebco Evans Holding Company
October 17, 1997
Page 2


        We have, with your approval, assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as certified, facsimile, conformed, electronic, or photostatic copies and the authenticity of the originals of such copies, and we have assumed the legal capacity of all individuals executing such documents. In addition, as to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents, and oral and written statements and representations of, officers and representatives of the Company and its subsidiaries. We have not independently verified such information and assumptions. Capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Purchase Agreement (included as Exhibit
2.1 to the Registration Statement).

        Based upon and subject to the foregoing, assuming that the Indenture has been duly authorized, executed and delivered by, and represents the valid and binding obligation of, the Trustee, and when the Registration Statement, including any amendment thereto, shall have become effective under the Securities Act and the Indenture shall have been duly qualified under the Trust Indenture Act of 1939, as amended, and subject to the limitations and qualifications set forth herein, we are of the opinion that the New Notes, when duly executed and delivered by or on behalf of the Company in the form contemplated by the Indenture upon the terms set forth in the Exchange Offer and authenticated by the Trustee or an authenticating agent appointed by the Trustee in accordance with the terms of the Indenture, will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; subject to (a) bankruptcy, insolvency, moratorium, reorganization and other laws of general applicability, relating to or affecting creditors' rights from time to time in effect; (b) application of general principles of equity (regardless of whether considered in proceedings in equity or at law) and the discretion of the court before which any proceeding therefor may be brought; (c) standards of commercial reasonableness and the implied covenant of good faith; and (d) public policy.

        In addition, the opinions expressed herein are subject to the following assumptions, exceptions, limitations, qualifications and comments:

        A. We express no opinion as to the effect of the laws of any jurisdiction other than the laws of the State of New York, and the laws of the United States, wherein any holder of the New Notes may be located which limit rates of interest that may be charged or collected by such holder.

        B. We express no opinion with respect to the lawfulness or enforceability of:

           (i) provisions relating to delay or omission of enforcement of rights or remedies, waivers of defenses, or waivers of benefits of any usury, appraisement, valuation, stay, extension, moratorium, redemption, statutes
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Nebco Evans Holding Company
October 17, 1997
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                        of limitation, or other non-waivable benefits bestowed
                        by operation of law;

                (ii) exculpation provisions, provisions relating to releases of unmatured claims, provisions purporting to waive immaterial rights, severability provisions and provisions similar in substance and nature to those described in the foregoing clause (i) and this clause
                        (ii), insofar as any of the foregoing are contained in the Indenture; and

               (iii) indemnification or contribution provisions to the extent they purport to relate to liabilities from or based upon negligence or any violation of, or relate to rights of contribution or indemnification that are violative of, any law, rule or regulation of the public policy underlying any law, rule or regulation (including any federal, state or foreign securities law, rule or regulation).

        C. We express no opinion as to the effect on the Indenture, the New Notes or on the opinions expressed herein, of any fraudulent conveyance laws.

                We are admitted to practice only in the State of New York and express no opinion as to the effect on the matters covered by this opinion of the laws of any jurisdiction other than the laws of the State of New York and the laws of the United States.

                This opinion is rendered to you and is solely for your benefit in connection with the Exchange Offer. This opinion may not be used or relied upon by you for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent, except that we hereby consent (i) to the use of this opinion as an Exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus that is a part of the Registration Statement and (ii) to your filing copies of this opinion as an Exhibit to the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the Exchange Offer. In giving any such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.


                                Very truly yours,

                                /s/ Wachtell, Lipton, Rosen & Katz